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                                                                   EXHIBIT 10.30

                              [LOGO APPEARS HERE]

               [LETTERHEAD OF RECOMBINANT BIOCATALYSIS(TM) INC.]


July 31, 1997

Mr. William H. Baum
25 Lake End Place
Mountain Lakes, New Jersey 07046

Dear Bill,

We are pleased to offer you employment with Diversa Corporation with the following terms:


TITLE:                 Vice President - Sales and Marketing.

BASE SALARY:           $16,250.00 per month.

ANNUAL BONUS:          An annual bonus of up to 20% of base salary based upon a
                       combination of the Company's performance against the Business Plan and your performance against agreed upon goals, with a guaranteed bonus of $13,000 for 1997 only.

START BONUS:           The Company will pay you $15,000 on September 1, 1997,
                       and $15,000 on March 1, 1998 to compensate for the loss of the vesting of your options and bonus payment which you represent you would have received from International
                       Specialty Products.

EQUITY: In August 1997, the Board will grant you an option on 275,000 shares at the fair market value as determined by the Board of Directors (currently $.146 per share). This is subject to the conditions stated in the Employee Incentive and Non-Qualified Stock Option Plan and vested over a four year period.

SEVERANCE ON           Up to six months base salary and benefits paid monthly
TERMINATION WITHOUT    until new employment begins. For cause termination's are
CAUSE:                 those defined in the 1994 Stock Option Plan.

EQUITY PURCHASE:       You will be permitted to purchase $50,000 of the Series D
                       Convertible Preferred Stock at the same price and on the same terms as the other Series D investors at the closing of the financing, which is expected to be in September
                       1997.

BENEFITS:              You will be entitled to the Company's health, dental,
                       disability, life insurance 401(k) and other benefits on the same terms as other officers.

VACATION:              Four (4) weeks per year, accrued at 1.67 days per month.

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Mr. William H. Baum
July 31, 1997
page -2-

RELOCATION:         The Company will offer you the following relocation package from your home in New Jersey: (i) two (2) Company paid house or apartment hunting visits to San Diego; (ii) mortgage and closing costs, excluding points, for both New Jersey and California; (iii) moving costs; and (iv) a gross up for tax purposes of any taxable income associated with the moving expenses. The aforementioned is limited to a maximum of $50,000.

AGREEMENTS:         As a condition of employment you will be required to sign
                    Diversa Corporation's standard form of invention, non-disclosure and non-compete agreement. An offer of employment will be subject to a satisfactory medical examination.

TERMS OF            In a dynamic environment in which Diversa Corporation does
EMPLOYMENT:         business, the Company must be able to respond rapidly to
                    business and technological changes. We are also aware that employees want the freedom to respond to changing career opportunities. For this reason, as an employee of Diversa
                    Corporation, you will enjoy the At-Will Employment Policy.
                    This means you are free to terminate your employment and the Company may terminate your employment, at any time, with or without reason or cause. Any oral representations to the contrary are invalid. Any employment contract for anything other than the At-Will Employment Policy, is only valid if made in writing and signed by the Chief Executive Officer of the Company. Upon beginning employment, you will be presented with an employee handbook which will also describe our Company's At-Will Employment Policy, as well as other personnel guidelines and various benefits to which you may be entitled.

This offer is open to August 4, 1997, and your employment is to commence by August 18, 1997.

Please give me a call when you have had a chance to review this. If acceptable, please sign and return one copy of this letter.

Bill, we are all convinced that you will make a tremendous contribution to Diversa Corporation.

                                            Best personal regards,

                                        /s/ Terrance J. Bruggerman
                                            Terrance J. Bruggerman
                                            Chairman and Chief Executive Officer

ACCEPTED:

/s/ William H. Baum
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    William H. Baum



     Aug. 1, 1997
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         Date